Exhibit 10.2
FIRST AMENDMENT TO ADMINISTRATIVE SERVICES AGREEMENT
BETWEEN
TRINITY LIFE INSURANCE COMPANY
AND
INVESTORS HERITAGE LIFE INSURANCE COMPANY
Pursuant to mutual agreement by both parties, the original administrative services agreement between these two parties dated January 11, 2007 is amended as follows:
Section 11 —Term and Termination shall now be amended to allow that this administrative agreement will automatically terminate will respect to further processing services upon the date of successful merger of Trinity Life Insurance Company (“TLIC) into First Life America Corporation (“FLAC”), assuming that an administrative agreement between FLAC and Investors Heritage Life Insurance Company is in place.
Further, any services required to account and report on previously processed TLIC operations as well as work performed in combining TLIC and FLAC subsequent to this merger and contract termination will be billed to FLAC or its designated affiliate based on an hourly rate for time involved as negotiated and mutually agreed upon at the time of service.

TRINITY LIFE INSURANCE COMPANY (“TLIC”)

By:	/s/ Gregg Zahn		By:	/s/ Sherman Lay

	Title:	President, CEO		Title:	CFO

Date: 6/16/2009			Date: 6/10/2009

INVESTORS HERITAGE LIFE INSURANCE COMPANY (“ADMINISTRATOR”)

By:	/s/ Raymond Carr		By:	/s/ Harry Lee Waterfield II

	Title:	VP and CFO		Title:	President

Date: 6/10/2009			Date: 6/10/2009